Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Third Coast Bancshares Announces Extension of Exchange Offer

HUMBLE, TX, July 11, 2022 — Third Coast Bancshares, Inc. (Nasdaq: TCBX) (the “Company” or “Third Coast”), the bank holding company for Third Coast Bank, SSB, announced today that it extended its offer to holders of $82,250,000 in aggregate principal amount of its 5.500% Fixed-to-Floating Rate Subordinated Notes due 2032 (the “Old Notes”), issued March 31, 2022 to exchange the Old Notes for a like principal amount of notes with identical terms other than that such new notes have been registered under the Securities Act of 1933, as amended.

The exchange offer, which had been scheduled to expire on July 8, 2022 at 5:00 p.m., New York City time, will now expire at 5:00 p.m., New York City time, on July 18, 2022, unless further extended by Third Coast. All other terms, provisions and conditions of the exchange offer will remain in full force and effect. UMB Bank, N.A. is serving as exchange agent for the exchange offer.

Third Coast said it has been informed by the exchange agent that, as of July 8, 2022 at 5:00 p.m., New York City time, $79,500,000 in aggregate principal amount of the Old Notes had been tendered in the exchange offer. This amount represents approximately 96.7% of the Old Notes.

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The indebtedness evidenced by the notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

About Third Coast Bancshares, Inc.

Third Coast Bancshares, Inc. is a commercially focused, Texas-based bank holding company operating primarily in the Greater Houston, Dallas-Fort Worth, and Austin-San Antonio markets through its wholly owned subsidiary, Third Coast Bank, SSB. Founded in 2008 in Humble, Texas, Third Coast Bank, SSB conducts banking operations through 14 branches and one loan production office encompassing the four largest metropolitan areas in Texas. For more information, please visit www.tcbssb.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Third Coast’s current views with respect to, among other things, future events, its financial performance and the use of proceeds from the offering. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Third Coast’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, Third Coast cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Third Coast believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. For a discussion of factors that could cause Third Coast’s actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2022, and Third Coast’s other filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made, and Third Coast does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Contact:

Ken Dennard / Natalie Hairston

Dennard Lascar Investor Relations

(713) 529-6600

TCBX@dennardlascar.com

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